COUNTRY ASSET ALLOCATION FUND, INC.

                    MINUTES OF ANNUAL MEETING OF SHAREHOLDERS

                            HELD ON OCTOBER 29, 2001




The 17th Annual Meeting of Shareholders of COUNTRY Asset Allocation Fund, Inc. was held on Monday, October 29, 2001 beginning at 10:50 a.m. in the Illinois Agricultural Association Building, 1701 N. Towanda Avenue, Bloomington, Illinois, pursuant to notice duly given.

Ronald R. Warfield, President, served as chairman of the meeting. Paul M. Harmon, Secretary, served as secretary.


Report of Notice
Mr. Harmon presented and read the Secretary's Notice of the Annual Meeting and Affidavit of Mailing. Said Notice and Affidavit are inserted in the minute book immediately following the minutes of this meeting.

Mr. Harmon announced that as of August 31, 2001, were 1,343,558.548 shares outstanding. The total number of shares represented there by proxy at this meeting was 1,232,755.124. A majority of the outstanding stock would be 671,780.274. The number of shares required to have 2/3 majority vote would be 900,184.227. All shareholders present voted by proxy.

The chairman declared that proper notice having been given and a quorum being present, the meeting was open for the transaction of business.


Minutes
Mr. Harmon stated that copies of the minutes of the Annual Meeting of Shareholders of COUNTRY Asset Allocation Fund, Inc. held on September 30, 1996 had been distributed to those in attendance at this meeting and suggested that they not be read.

It was moved, seconded and unanimously carried that the reading of the minutes be dispensed with and that said minutes be approved as presented.


Treasurer's Report
David Magers, Treasurer, presented the Treasurer's Report of the Fund for the fiscal year ended June 30, 2001. This report is contained in the Fund's Annual Report to Shareholders.

It was moved, seconded and unanimously carried that the Treasurer's Report be received and the Annual Report to Shareholders be placed on file as Exhibit "A" to the minutes of this meeting.

Investment Advisors' Report
Mr. Warfield presented the Investment Advisors' Report to Shareholders. This report was set forth in the Annual Report to Shareholders.


Voting
Mr. Warfield announced there were five matters to be voted upon:

          1.   The approval of the Agreement and Plan of Reorganization.

          2a. The approval of changes to the Fundamental Investment Restriction regarding borrowing for the Fund.

          2b. The approval of changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund.

          2c. The approval of changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund.

          3.   The election of seven directors of the Fund.

Mr. Warfield called upon Mr. Harmon to explain the procedures to be used in voting.

Following the explanation of the voting procedures, it was moved, seconded and unanimously carried that the chairman be given authority to appoint two tellers for the purpose of canvassing the votes and tabulating ballots for the election.

The chairman announced the appointment of Donna Nelson and Lynda Schilkofski as tellers for this Annual Meeting.

Voting - Item No. 1

The chairman stated it was necessary for the shareholders to vote for or against the proposal to approve the Agreement and Plan of Reorganization of the Fund as a series of a Delaware business trust. The following resolution was presented:

     RESOLVED, that the recommendation to approve the Agreement and Plan of Reorganization of the Fund as a series of a Delaware business trust is hereby approved.

It was moved and seconded that the foregoing resolution be adopted. Mr. Warfield stated that the shareholders would vote upon the resolution by ballot.

Voting - Item No. 2a
The chairman stated it was necessary for the shareholders to vote for or against the proposal for changes to the Fundamental Investment Restriction regarding borrowing for the Fund. The following resolution was presented:

     RESOLVED, that the recommendation to approve changes to the Fundamental Investment Restriction regarding borrowing for the Fund is hereby approved.

It was moved and seconded that the foregoing resolution be adopted. Mr. Warfield stated that the shareholders would vote upon the resolution by ballot.

Voting - Item No. 2b
The chairman stated it was necessary for the shareholders to vote for or against the proposal for changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund. The following resolution was presented:

     RESOLVED, that the recommendation to approve changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund is hereby approved.

It was moved and seconded that the foregoing resolution be adopted. Mr. Warfield stated that the shareholders would vote upon the resolution by ballot.

Voting - Item No. 2c
The chairman stated it was necessary for the shareholders to vote for or against the proposal for changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund. The following resolution was presented:

     RESOLVED, that the recommendation to approve changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund is hereby approved.

It was moved and seconded that the foregoing resolution be adopted. Mr. Warfield stated that the shareholders would vote upon the resolution by ballot.

Voting - Item No. 3
The chairman called for nominations for the election of directors until the next Meeting of Shareholders called for this purpose or until their successors are elected and qualified. Richard Miller nominated the following persons for election to the Board for the coming year: Ronald R. Warfield, Robert L. Phelps, Charlot R. Cole, Nancy J. Erickson, Ailene Miller, Wendell L. Shauman, and Roger
D. Grace.

The chairman asked for additional nominations from the floor. There being no further nominations, the chairman declared that the nominations were closed. Mr. Warfield stated that the shareholders would vote upon the election of directors by ballot.

The chairman requested that the shareholders cast their ballots.

Report of Tellers
Upon completion of the tabulation of votes, the tellers presented a certificate showing the results of the voting. Mr. Harmon read the Certificate of Tellers which is attached to these minutes marked Exhibit "B".

The chairman announced the resolution to approve the Agreement and Plan of Reorganization of the Fund as a series of a Delaware business trust had been approved by 2/3 of the shareholders present in person or by proxy and that said resolution, heretofore moved and seconded, was carried.

The chairman announced the resolution to approve changes to the Fundamental Investment Restriction regarding borrowing for the Fund had been approved by a majority of the shareholders present in person or by proxy and that said resolution, heretofore moved and seconded, was carried.

The chairman announced the resolution to approve changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund had been approved by a majority of the shareholders present in person or by proxy and that said resolution, heretofore moved and seconded, was carried.

The chairman announced the resolution to approve changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund had been approved by a majority of the shareholders present in person or by proxy and that said resolution, heretofore moved and seconded, was carried.

The chairman announced that the following persons, namely, Ronald R. Warfield, Robert L. Phelps, Charlot R. Cole, Nancy J. Erickson, Ailene Miller, Wendell L. Shauman, and Roger D. Grace had been elected as directors of COUNTRY Asset Allocation Fund, Inc., to hold office until the next Meeting of Shareholders and until their respective successors are elected and qualified.

There being no further business to come before the meeting, upon a motion duly made, seconded and unanimously carried, the meeting adjourned at 10:55 a.m.


Paul M. Harmon, Secretary



                                   EXHIBIT "A"
                             CERTIFICATE OF TELLERS
                       COUNTRY Asset Allocation Fund, Inc.
                                October 29, 2001


THE UNDERSIGNED, duly appointed tellers for the October 29, 2001, Shareholder Meeting of COUNTRY Asset Allocation Fund, Inc., hereby certify:

1. The Shareholder Meeting of the Shareholders of COUNTRY Asset Allocation Fund, Inc. was held on October 29, 2001, at 10:50am, Board of Directors room of the Illinois Agricultural Association(R)building, 1701 N. Towanda Avenue, Bloomington, Illinois.

2. The number of shares of common stock issued and outstanding and entitled to vote for the election of directors and on the proposed resolutions is 1,343,558.548.

3. There were present at said meeting, in person or by proxy, shareholders of the corporation who were the holders of 1,232,755.124 shares of common stock, or 91.753% of the total shares outstanding, which constituted a quorum.

4. We received the votes of the shareholders of the corporation by ballot, in person or by proxy.

5. We canvassed the votes so cast and the results of such voting were as follows:


     (1) The votes cast upon the resolution regarding the approval of the Agreement and Plan of Reorganization of the Fund were as follows:

          Number of Votes

          For            1,224,717.471         The resolution for the approval
          Against            8,537.653         of the Agreement and Plan of
          Abstain                0             Reorganization of the Fund as
                                               a Series of a Delaware
                                               business trust.

          The votes cast for this resolution constituted 2/3 of the outstanding shares of common stock.

     (2a) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding borrowing for the Fund were as follows:

          Number of Votes

          For            1,224,217.471          The resolution for the approval
          Against            8,537.653          of changes to the Fundamental
          Abstain                0              Investment Restriction
                                                regarding borrowing for the
                                                Fund.

          The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.

     (2b) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund were as follows:

          Number of Votes

          For            1,224,309.957          The resolution for the approval
          Against            8,412.819          of changes to the Fundamental
          Abstain               32.348          Investment Restriction
                                                regarding underwriting of
                                                securities or the Fund.

          The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.

     (2c) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund were as follows:

          Number of Votes

          For            1,223,808.747          The resolution for the approval
          Against            8,914.029          of changes to the Fundamental
          Abstain              32,.348          Investment Restriction
                                                regarding purchase of real
                                                estate, commodities and
                                                commodity contracts for the
                                                Fund.

          The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.

     (3) For Directors of the Fund, the following received the number of votes set forth opposite their respective names:


          Ronald R. Warfield                          1,226,216.220
          Robert L. Phelps                            1,226,216.220
          Charlot R. Cole                             1,226,216.220
          Nancy J. Erickson                           1,225,838.766
          Ailene Miller                               1,226,216.220
          Wendell L. Shauman                          1,226,216.220
          Roger D. Grace                              1,225,838.766

          46,527.236 shares were represented by proxy wherein authority to vote for directors was withheld by the shareholders.

          The following persons received the vote of the holders of a plurality of the outstanding shares of common stock:

          Ronald R. Warfield, Robert L. Phelps, Charlot R. Cole, Nancy J. Erickson, Ailene Miller, Wendell L. Shauman, Roger D. Grace


Date:  October 29, 2001                      /s/Donna Nelson
       ---------------------                 ----------------
            Bloomington, Illinois               Donna Nelson

                                            /s/ Lynda Schilkofski
                                            -----------------------
                                                Lynda Schilkofski